Exhibit 10.3

AMENDMENT

TO

CO-DEVELOPMENT, COLLABORATION AND

CO-MARKETING AGREEMENT

THIS AMENDMENT TO CO-DEVELOPMENT, COLLABORATION AND CO-MARKETING AGREEMENT (this “Amendment”) is entered into on June 1, 2017 (the “Amendment Effective Date”), by and between T2 Biosystems, Inc., a Delaware corporation (“T2 Bio”), and Allergan Sales, LLC, a Delaware limited liability company (“Allergan”). Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Agreement (as defined below).

RECITALS

A.    T2 Bio and Allergan have entered into that certain Co-Development, Collaboration and Co-Marketing Agreement, dated as of November 1, 2016 (the “Agreement”).

B.    T2 Bio and Allergan mutually desire to amend the Agreement to delete all references to the T2Bacteria II Panel, modify the definition of T2GNR Panel to include Enterobacter spp., include the T2Bacteria Panel in T2 Bio’s manufacturing and distribution obligations and modify the Project Plan.

C.    T2 Bio and Allergan mutually desire to amend the Agreement to allow Allergan to co-market the T2Bacteria Panel for research use only prior to receipt of regulatory approval for the panel.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement in accordance with Section 12.13 of the Agreement as follows:

1.    AMENDMENT OF RECITALS. The first Recital in the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, T2 Bio agrees to develop, in collaboration with Allergan, a direct detection diagnostic test panel of [****] directly in whole blood (the “T2GNR Panel”), as further described below in this Agreement; and”

2.    DELETION OF REFERENCES TO T2BACTERIA II PANEL. All references to the defined term “T2Bacteria II Panel” wherever occurring in the Agreement are hereby deleted.

3.    AMENDMENT OF DEFINITION OF DEVELOPED PRODUCTS. The defined term “Developed Products” in Section 1.4 of the Agreement is hereby deleted in its entirety and replaced with the following, and all references to the term “Developed Products” wherever occurring in the Agreement are hereby amended to reference the defined term “Developed Product”:

“1.4    “Developed Product” means the T2GNR Panel developed pursuant to the Project Plan.”

4.    AMENDMENT OF MILESTONE PAYMENTS. Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.2     Milestone Payments. Upon the achievement of a milestone described in clause (a) or (b) of this Section 3.2, T2 Bio shall provide to Allergan written notification of and supporting documentation for the achievement of the applicable milestone. In addition, in connection with the delivery of a panel cartridge described in clause (c) of this Section 3.2, T2 Bio shall provide to Allergan supporting documentation demonstrating that such panel cartridge meets the applicable specifications set forth in the Project Plan. Allergan shall make the following non-refundable payments to T2 Bio within forty-five (45) calendar days of receipt of notice of the achievement of the milestone described in clause (a) or (b) or receipt of the panel cartridge described in clause (c); provided, however, that Allergan shall within twenty (20) calendar days of receiving such notice or panel cartridge, as applicable, and supporting documentation from T2 Bio, notify T2 Bio in writing in the event Allergan believes that such milestone has not been achieved, in which case the Parties shall discuss in good faith whether such milestone has been met and, if the Parties cannot reach agreement on such matter, the question of whether such milestone has been achieved shall be decided by a Third Party with relevant expertise selected by mutual agreement of the Parties, with the costs of such Third Party being borne by the Party against which the determination of such Third Party has been made.

(a)    $500,000 upon achievement of [****];

(b)    $500,000 upon achievement of [****]; and

(c)    $1,000,000 upon delivery to Allergan of [****] in accordance with the Project Plan.”

5.    AMENDMENT OF PURCHASE OF CERTAIN T2 BIO PRODUCTS. Section 3.3 of the Agreement is hereby amended as follows:

Notwithstanding Section 2 of this Amendment, reference to the defined term “T2Bacteria II Panel” in Section 3.3(a) of the Agreement is hereby amended to reference the defined term “T2Bacteria Panel.”

6.    AMENDMENT OF MANUFACTURING AND DISTRIBUTION OBLIGATIONS. Sections 6.1 and 6.2 of the Agreement are hereby deleted in their entirety and replaced with the following:

“6.1     Manufacturing. T2 Bio shall have the exclusive right and shall use commercially reasonable efforts during the Term to manufacture (x) the T2Dx Instrument, (y) the T2Bacteria Panel upon the T2Bacteria Panel receiving regulatory approval from the FDA, EMA, or other regulatory body and (z) the Developed Product upon the Developed Product receiving regulatory approval from the FDA, EMA, or other regulatory body.

6.2     Distribution. T2 Bio shall have the exclusive right, subject to Section 6.3, and shall use commercially reasonable efforts during the Term, to sell and distribute the T2Bacteria Panel and the Developed Product worldwide, including through its direct sales force or through Third Party distributors following receipt of regulatory approval from the FDA, EMA, or other regulatory body. In the event a Joint Account or Allergan Account does not have a T2Dx Instrument and wishes to purchase the T2Bacteria Panel or a Developed Product, T2 Bio shall offer to sell and, if applicable, sell a T2Dx Instrument to such account on T2 Bio’s customary terms.”

7.    AMENDMENT OF CO-MARKETING RIGHT. Section 6.3(b) of the Agreement is hereby amended by inserting the following language at the end of clause (C), immediately following the word “body”:

“; provided, however, that, upon prior written notice to T2 Bio, Allergan may co-market the T2Bacteria Panel prior to any such regulatory approval as a research use only product and only in accordance with all applicable laws and regulations”

8.    AMENDMENT OF EXHIBIT A (PROJECT PLAN). Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached to this Amendment.

9.    COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In addition, fully executed instruments bearing one or more, or all signatures, that have been converted to electronic format (e.g., PDF) and thereafter fixed in a tangible copy before or after being electronically transmitted (e.g., by fax or e-mail) shall be effective in all respects and treated the same as original hand written signatures placed on hard copies.

10.    NO OTHER AMENDMENTS. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect. The Agreement and this Amendment shall be read and construed together as a single agreement and the term “Agreement” shall henceforth be deemed a reference to the Agreement, as amended by this Amendment. In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, the Parties have duly authorized and caused this Amendment to be executed as of the Amendment Effective Date.

T2 BIOSYSTEMS, INC.

By:	/s/ John McDonough
Name:	John McDonough
Title:	CEO & President

ALLERGAN SALES, LLC

By:	/s/ A. Robert Bailey
Name:	A. Robert Bailey
Title:	President

Exhibit A

[****]

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